Exhibit 99.1

Moved on Business Wire
August 8, 2019

DXC Technology Reports First Quarter Results with
Strong Digital Revenue and Pipeline Growth

•
Q1 earnings per share from continuing operations was $0.61, including the cumulative impact of certain items of $(1.13) per share, reflecting restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets

•	Q1 non-GAAP earnings per share was $1.74

•
Q1 income from continuing operations was $168 million, including the cumulative impact of certain items of $(304) million, reflecting restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets

•	Q1 non-GAAP income from continuing operations was $472 million

•	Q1 EBIT of $267 million, adjusted for certain items is $652 million and adjusted EBIT margin was 13.3%, compared with 15.2% in the prior year

•	Q1 net cash used in operating activities was $66 million

•	Q1 adjusted free cash flow was $72 million

TYSONS, Va., August 8, 2019 - DXC Technology (NYSE: DXC) today reported results for the first quarter of fiscal year 2020, representing the period from April 1 through June 30, 2019.

“In the first quarter of fiscal 2020, DXC Technology continued to build momentum in our Digital business with Digital revenue growth of 35% and Digital pipeline growth of 80%,” said Mike Lawrie, chairman, president and CEO. “We continue to invest in Digital talent, capabilities, and offerings, and we are seeing strong demand for these solutions. During the quarter, we also completed the acquisition of Luxoft, which brings differentiated offerings and platforms, deep vertical expertise, and world-class talent to strengthen DXC’s unique value proposition as a leading end-to-end IT services provider.”

Financial Highlights - First Quarter Fiscal 2020

•
Diluted earnings per share from continuing operations was $0.61 in the first quarter, including $(0.42) per share of restructuring costs, $(0.31) per share of transaction, separation and integration-related costs, and $(0.40) per share of amortization of acquired intangible assets. This compares with $0.78 in the year ago period.

•	Non-GAAP diluted earnings per share from continuing operations was $1.74. This compares with $1.93 in the year ago period.

•	Revenue in the first quarter was $4,890 million. Revenue decreased 7.4% compared with $5,282 million in the prior year.

•
Income from continuing operations before income taxes was $206 million in the first quarter, including $(142) million of restructuring costs, $(105) million of transaction, separation and integration-related costs, and $(138) million of amortization of acquired intangibles. This compares with $360 million in the year ago period.

•	Non-GAAP income from continuing operations before income taxes was $591 million compared with $750 million in the year ago period.

•
Net income was $168 million for the first quarter, including $(114) million of restructuring costs, $(83) million of transaction, separation and integration-related costs and $(107) million of amortization of acquired intangibles. This compares with $266 million in the prior year period.

•	Non-GAAP net income was $472 million.

•	Adjusted EBIT was $652 million in the first quarter compared with $803 million in the prior year. Adjusted EBIT margin was 13.3% compared with 15.2% in the year ago quarter.

•	Net cash used in operating activities was $66 million in the first quarter, compared with net cash provided by operating activities of $369 million in the year ago period.

•	Adjusted free cash flow was $72 million in the first quarter.

Global Business Services (GBS)
GBS revenue was $2,159 million in the quarter compared with $2,213 million for the prior year. GBS revenue decreased 2.4% year-over-year, including an unfavorable foreign currency exchange rate impact of 2.9%. GBS revenues increased 0.5% year-over-year at constant currency as a result of continued growth in our Enterprise and Cloud applications business and contributions from acquisitions. This was offset by continued headwinds in our traditional application maintenance and management business. GBS profit margin in the quarter was 17.0%, down from 18.2% in the prior year, reflecting investments to support Digital hiring and capabilities. New business awards for GBS were $2.4 billion in the first quarter.

Global Infrastructure Services (GIS)
GIS revenue was $2,731 million in the quarter compared with $3,069 million for the prior year. GIS revenues decreased 11.0% year-over-year, including an unfavorable foreign currency exchange rate impact of 3.4%. GIS revenues decreased 7.6% year-over-year at constant currency as a result of the acceleration of client savings on several large contracts as well as continued decline in our IT outsourcing services business as clients shift to cloud environments. GIS profit margin in the quarter was 12.4%, down from 15.4% in the prior year, reflecting investments in the business and less impact from cost improvement actions. New business awards for GIS were $1.8 billion in the first quarter.

Returning Capital to Shareholders
During the first quarter, DXC Technology returned $451 million to shareholders, consisting of $51 million in common stock dividends and $400 million in share repurchases.

Earnings Conference Call and Webcast
DXC Technology senior management will host a conference call and webcast to discuss these results today at 5 p.m. EDT. The dial-in number for domestic callers is 800-367-2403. Callers who reside outside of the United States should dial +1-334-777-6978. The passcode for all participants is 6653201. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until August 15, 2019. The replay dial-in number is 888-203-1112 for domestic callers and +1-719-457-0820 for callers who reside outside of the United States. The replay passcode is also 6653201. A replay of this webcast will also be available on DXC Technology’s Investor Relations website.

Non-GAAP Measures
In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: constant currency, earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted EBIT margin, adjusted free cash flow, and non-GAAP results including non-GAAP income from continuing operations before taxes, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations.

About DXC Technology
DXC Technology, the world's leading independent, end-to-end IT services company, manages and modernizes mission-critical systems, integrating them with new digital solutions to produce better business outcomes. The company’s global reach and talent, innovation platforms, technology independence and extensive partner network enable more than 6,000 private and public-sector clients in 70 countries to thrive on change. For more information, visit dxc.technology.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC's Annual Report on Form 10-K for the fiscal year ended March 31, 2019, and any updating information in subsequent SEC filings including DXC's upcoming Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

# # #

Contact:
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com
Jonathan Ford, Investor Relations, +1-703-245-9700, jonathan.ford@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended
(in millions, except per-share amounts)	June 30, 2019	June 30, 2018

Revenues	$4,890	$5,282

Costs of services	3,622	3,867
Selling, general and administrative	507	440
Depreciation and amortization	470	471
Restructuring costs	142	185
Interest expense	91	85
Interest income	(30)	(32)
Other income, net	(118)	(94)
Total costs and expenses	4,684	4,922

Income from continuing operations before income taxes	206	360
Income tax expense	38	129
Income from continuing operations	168	231
Income from discontinued operations, net of tax	—	35
Net income	168	266
Less: net income attributable to non-controlling interest, net of tax	5	7
Net income attributable to DXC common stockholders	$163	$259

Income per common share:
Basic:
Continuing operations	$0.61	$0.79
Discontinued operations	—	0.12
	$0.61	$0.91
Diluted:
Continuing operations	$0.61	$0.78
Discontinued operations	—	0.12
	$0.61	$0.90

Cash dividend per common share	$0.21	$0.19

Weighted average common shares outstanding for:
Basic EPS	267.00	284.44
Diluted EPS	268.97	289.30

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	June 30, 2019	March 31, 2019
Assets
Cash and cash equivalents	$1,868	$2,899
Receivables, net	5,234	5,181
Prepaid expenses	728	627
Other current assets	360	359
Total current assets	8,190	9,066

Intangible assets, net	6,468	5,939
Operating right-of-use assets, net	1,591	—
Goodwill	8,806	7,606
Deferred income taxes, net	356	355
Property and equipment, net	3,628	3,179
Other assets	3,538	3,429
Total Assets	$32,577	$29,574

Liabilities
Short-term debt and current maturities of long-term debt	$1,511	$1,942
Accounts payable	1,517	1,666
Accrued payroll and related costs	746	652
Current operating lease liabilities	586	—
Accrued expenses and other current liabilities	3,183	3,355
Deferred revenue and advance contract payments	1,609	1,630
Income taxes payable	186	208
Total current liabilities	9,338	9,453

Long-term debt, net of current maturities	7,893	5,470
Non-current deferred revenue	309	256
Non-current operating lease liabilities	1,129	—
Non-current income tax liabilities and deferred tax liabilities	1,281	1,184
Other long-term liabilities	1,410	1,486
Total Liabilities	21,360	17,849

Total Equity	11,217	11,725

Total Liabilities and Equity	$32,577	$29,574

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Three Months Ended
(in millions)	June 30, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$168	$266
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	474	509
Operating right-of-use expense	176	—
Share-based compensation	18	22
Gain on dispositions	(8)	(46)
Unrealized foreign currency exchange gains	(14)	(16)
Other non-cash charges, net	(5)	12
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Increase in assets	(335)	(300)
Decrease in operating lease liability	(174)	—
Decrease in other liabilities	(366)	(78)
Net cash (used in) provided by operating activities	(66)	369

Cash flows from investing activities:
Purchases of property and equipment	(105)	(79)
Payments for transition and transformation contract costs	(72)	(92)
Software purchased and developed	(63)	(49)
Payments for acquisitions, net of cash acquired	(1,911)	(43)
Business dispositions	—	(65)
Cash collections related to deferred purchase price receivable	371	137
Proceeds from sale of assets	21	19
Short-term investing	(75)	—
Other investing activities, net	12	(8)
Net cash used in investing activities	(1,822)	(180)

Cash flows from financing activities:
Borrowings of commercial paper	1,401	633
Repayments of commercial paper	(1,401)	(633)
Borrowings on long-term debt, net of discount	2,198	483
Principal payments on long-term debt	(509)	(1,278)
Payments on finance leases and borrowings for asset financing	(210)	(259)
Borrowings for USPS spin transaction	—	1,114
Proceeds from stock options and other common stock transactions	7	9
Taxes paid related to net share settlements of share-based compensation awards	(12)	(1)
Repurchase of common stock and advance payment for accelerated share repurchase	(500)	(314)
Dividend payments	(51)	(51)
Other financing activities, net	(36)	(3)
Net cash provided by (used in) financing activities	887	(300)
Effect of exchange rate changes on cash and cash equivalents	(30)	(39)
Net decrease in cash and cash equivalents	(1,031)	(150)
Cash and cash equivalents at beginning of year	2,899	2,729
Cash and cash equivalents at end of period	$1,868	$2,579

Segment Results

The following table summarizes segment revenue for the three months ended June 30, 2019 as compared to the three months ended June 30, 2018:

Segment Revenue
(in millions)	June 30, 2019	June 30, 2018	% Change	% Change in Constant Currency
Global Business Services	$2,159	$2,213	(2.4)%	0.5%
Global Infrastructure Services	2,731	3,069	(11.0)%	(7.6)%
Total Revenues	$4,890	$5,282	(7.4)%	(4.2)%

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs and amortization of acquired intangible assets.

Segment Profit
	Three Months Ended
(in millions)	June 30, 2019	June 30, 2018
Profit
GBS profit	$366	$403
GIS profit	340	474
All other loss	(54)	(74)
Interest income	30	32
Interest expense	(91)	(85)
Restructuring costs	(142)	(185)
Transaction, separation and integration-related costs	(105)	(70)
Amortization of acquired intangible assets	(138)	(135)
Income from continuing operations before income taxes	$206	$360

Segment profit margins
GBS	17.0%	18.2%
GIS	12.4%	15.4%

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the statements of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes ("EBIT"), adjusted EBIT, non-GAAP income before income taxes, non-GAAP net income and non-GAAP EPS, constant currency revenues and net debt-to-total capitalization.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. DXC management believes these non-GAAP measures allow investors to better understand the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around non-GAAP EPS targets.

Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of operating performance such as the amortization of acquired intangible assets and transaction, separation and integration-related costs.

Incremental amortization of intangible assets acquired through business combinations may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangibles assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets from its non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Non-GAAP Financial Measures

DXC's non-GAAP adjustments include:

•	Restructuring costs - reflects costs, net of reversals, related to workforce optimization and real estate charges.

•
Transaction, separation and integration-related costs - reflects costs related to integration planning, financing, and advisory fees associated with the HPES Merger and other acquisitions and costs related to the separation of USPS.

•	Amortization of acquired intangible assets - reflects amortization of intangible assets acquired through business combinations.

•	Tax adjustment - reflects the estimated non-recurring benefit of the Tax Cuts and Jobs Act of 2017 for fiscal 2019.

EBIT and Adjusted EBIT

A reconciliation of net income to adjusted EBIT is as follows:

	Three Months Ended
(in millions)	June 30, 2019	June 30, 2018
Net income	$168	$266
Income from discontinued operations, net of taxes	—	(35)
Income tax expense	38	129
Interest income	(30)	(32)
Interest expense	91	85
EBIT	267	413
Restructuring costs	142	185
Transaction, separation, and integration-related costs	105	70
Amortization of acquired intangible assets	138	135
Adjusted EBIT	$652	$803

Adjusted EBIT margin	13.3%	15.2%
EBIT margin	5.5%	7.8%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

(in millions)	Three Months Ended June 30, 2019
Net cash used in operating activities	$(66)
Net cash used in investing activities (1)	(1,747)
Acquisitions, net of cash acquired	1,911
Payments on capital leases and other long-term asset financings	(210)
Payments on transaction, separation and integration-related costs	94
Payments on restructuring costs	92
Sale of accounts receivables	(2)
Adjusted free cash flow	$72

(1) Excludes short-term investments.

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended June 30, 2019
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,622	$—	$—	$—	$3,622
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	507	—	(105)	—	402

Income from continuing operations before income taxes	206	142	105	138	591
Income tax expense	38	28	22	31	119
Net income	168	114	83	107	472
Less: net income attributable to non-controlling interest, net of tax	5	—	—	—	5
Net income attributable to DXC common stockholders	$163	$114	$83	$107	$467

Effective tax rate	18.4%				20.1%

Basic EPS from continuing operations	$0.61	$0.43	$0.31	$0.40	$1.75
Diluted EPS from continuing operations	$0.61	$0.42	$0.31	$0.40	$1.74

Weighted average common shares outstanding for:
Basic EPS	267.00	267.00	267.00	267.00	267.00
Diluted EPS	268.97	268.97	268.97	268.97	268.97

	Three Months Ended June 30, 2018
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,867	$—	$—	$—	$—	$3,867
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	440	—	(70)	—	—	370

Income from continuing operations before income taxes	360	185	70	135	—	750
Income tax expense	129	41	16	33	(33)	186
Income from continuing operations	231	144	54	102	33	564
Income from discontinued operations, net of tax	35	—	—	—	—	35
Net income	266	144	54	102	33	599
Less: net income attributable to non-controlling interest, net of tax	7	—	—	—	—	7
Net income attributable to DXC common stockholders	$259	$144	$54	$102	$33	$592

Effective Tax Rate	35.8%					24.8%

Basic EPS from continuing operations	$0.79	$0.51	$0.19	$0.36	$0.12	$1.96
Diluted EPS from continuing operations	$0.78	$0.50	$0.19	$0.35	$0.11	$1.93

Weighted average common shares outstanding for:
Basic EPS	284.44	284.44	284.44	284.44	284.44	284.44
Diluted EPS	289.30	289.30	289.30	289.30	289.30	289.30